UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2016

EXOLIFESTYLE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-51935	90-1119774
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

136 NW 16th Street, Boca Raton, FL	33432
(Address of principal executive offices)	(Zip Code)

(561) 939-2520

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On November 14, 2016, we filed a Current Report on Form 8-K in which we reported that we have outstanding a total of 88,273,675 shares of common stock. Since that date, we have issued an additional 6,540,110 shares of common stock as follows: (i) on or about December 15, 2016 we issued 3,940,110 shares pursuant to the conversion of that certain convertible promissory note at a conversion price of $0.0015228, and (ii) on or about December 16, 2016 we issued 2,600,000 shares pursuant to the conversion of that certain convertible promissory note at a conversion price of $0.0015375.

The issuance of the above shares was exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Act”) pursuant to Section 4(a)(2) thereto as isolated transactions not involving a public offering. Following the issuances and as of the date of this filing, the Registrant has a total of 94,813,785 shares of common stock issued and outstanding.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXOLifestyle, Inc.

Date: December 22, 2016	By:	/s/ Vaughan Dugan
Vaughan Dugan
Chief Executive Officer